                                                                     EXHIBIT 4.6

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                       DEPOSIT AND DISBURSEMENT AGREEMENT

                            dated as of March 2, 1999

                                      among

                               CE GENERATION, LLC,
                              MAGMA POWER COMPANY,
                            SALTON SEA POWER COMPANY,
                        FALCON SEABOARD RESOURCES, INC.,
                       FALCON SEABOARD POWER CORPORATION,
                          FALCON SEABOARD OIL COMPANY,
                  CALIFORNIA ENERGY DEVELOPMENT CORPORATION and
                               CE TEXAS ENERGY LLC



                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION
                               as Collateral Agent

                                       and

                     CHASE MANHATTAN BANK AND TRUST COMPANY,
                              NATIONAL ASSOCIATION,
                               as Depositary Bank


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

                                TABLE OF CONTENTS


                                                                                         Page
                                                                                         ----

ARTICLE I   DEFINITIONS...................................................................4

            SECTION 1.1    Capitalized Terms..............................................4
            SECTION 1.2    Uniform Commercial Code Terms..................................4

ARTICLE II  PROCEDURES, GOVERNMENT AND ESTABLISHMENT
            OF ACCOUNTS...................................................................4
            SECTION 2.1    Procedures Governing Accounts..................................4
            SECTION 2.2    Establishment of Accounts and Sub-Accounts.....................6
            SECTION 2.3    Security Interest..............................................6
            SECTION 2.4    Termination....................................................7

ARTICLE III THE ACCOUNTS..................................................................7
            SECTION 3.1    Revenue Account................................................7
            SECTION 3.2    Debt Payment Account; DSR LOC Principal
                           Sub-Account...................................................12
            SECTION 3.3    Debt Service Reserve Account..................................13
            SECTION 3.4    Distribution Suspense Account.................................16
            SECTION 3.5    Redemption Account............................................18
            SECTION 3.6    9 7/8% Notes Account..........................................20
            SECTION 3.7    Investment of Monies..........................................20
            SECTION 3.8    Disposition of Monies Upon Retirement of Securities
                           and Additional Securities.....................................21
            SECTION 3.9    Account Balance Statements....................................22

            SECTION 3.10   Trigger Events................................................22

ARTICLE IV  DEPOSITARY BANK..............................................................22

            SECTION 4.1    Appointment of Depositary Bank; Powers and
                           Immunities....................................................22
            SECTION 4.2    Reliance by Depositary Bank...................................24
            SECTION 4.3    Court Orders..................................................24
            SECTION 4.4    Resignation or Removal........................................25

ARTICLE V   EXPENSES; INDEMNIFICATION; FEES..............................................26
            SECTION 5.1    Expenses......................................................26
            SECTION 5.2    Indemnification...............................................26
            SECTION 5.3    Fees..........................................................26


ARTICLE VI  MISCELLANEOUS................................................................26


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                                                                                         Page
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            SECTION 6.1    Amendments: Etc...............................................27
            SECTION 6.2    Notices.......................................................27
            SECTION 6.3    Governing Law.................................................27
            SECTION 6.4    Headings......................................................27
            SECTION 6.5    No Third Party Beneficiaries..................................27
            SECTION 6.6    No Waiver.....................................................27
            SECTION 6.7    Severability..................................................28
            SECTION 6.8    Successors and Assigns........................................28
            SECTION 6.9    Execution in Counterparts.....................................28
            SECTION 6.10   Consequential Damages.........................................28
            SECTION 6.11   Conflict with other Agreements................................28
            SECTION 6.12   Notice of Adverse Claims......................................29
            SECTION 6.13   Waiver of Jury Trial..........................................29


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

                       DEPOSIT AND DISBURSEMENT AGREEMENT

     This DEPOSIT AND DISBURSEMENT AGREEMENT (this "Agreement"), dated as of March 2, 1999, is by and among (1) CE GENERATION, LLC ("CE Generation"), a Delaware limited liability company, (2) MAGMA POWER COMPANY, a Nevada corporation, SALTON SEA POWER COMPANY, a Nevada corporation, FALCON SEABOARD RESOURCES, INC., a Texas corporation, FALCON SEABOARD POWER CORPORATION, a Texas corporation, FALCON SEABOARD OIL COMPANY, a Texas corporation, CALIFORNIA
ENERGY DEVELOPMENT CORPORATION, a Delaware corporation, and CE TEXAS ENERGY LLC, a Delaware limited liability company (each individually an "Assignor" and collectively the "Assignors"), (3) solely as to Section 3.6 and Section 6.14, CALENERGY COMPANY, INC., a Delaware corporation (together with its successors, "CalEnergy"), (4) CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent for the Secured Parties (as defined in the Indenture referred to below) under the Collateral Agency and Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agree ment"), among CE Generation, the Assignors, the Trustee, the Collateral Agent and the other Secured Parties, and (5) CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, as depositary bank for the Trustee, the Collateral Agent and the other Secured Parties hereunder (together with its successors in such capacity, the "Depositary Bank").

                              W I T N E S S E T H:

     WHEREAS, CE Generation is issuing $400,000,000 in principal amount of its 7.416% Senior Secured Bonds Due December 15, 2018 (the "Initial Securities") pursuant to the Indenture, dated as of the date hereof (the "Indenture"), between CE Generation and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Trustee");

     WHEREAS, CE Generation owns, directly or indirectly, one hundred percent (100%) of the outstanding capital stock of each of the Assignors;

     WHEREAS, the Assignors own, directly or indirectly, equity interests in various Project Companies (as defined in the Indenture) and, accordingly, have the right to receive Available Cash Flow (as defined in the Indenture) from such Project Companies;

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     WHEREAS, the Available Cash Flow received by the Assignors will be used to pay principal of, premium (if any) and interest on the Securities;

     WHEREAS, it is a condition precedent to the issuance of the Securities under the Indenture that CE Generation and the Assignors execute and deliver this Agreement;

     NOW THEREFORE, in consideration of the premises and the covenants and agreements as herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1 Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     SECTION 1.2 Uniform Commercial Code Terms. All terms defined in the Uniform Commercial Code shall have the respective meanings given to those terms in the Uniform Commercial Code, except where the context otherwise requires.

                                   ARTICLE II
              PROCEDURES, GOVERNMENT AND ESTABLISHMENT OF ACCOUNTS

     SECTION 2.1 Procedures Governing Accounts. (a) The Depositary Bank hereby agrees to act as such and to accept all Monies to be delivered to or held by the Depositary Bank pursuant to the terms of this Agreement and the other Financing Documents, and to promptly deposit all such Monies into the Accounts established hereunder. The Depositary Bank shall hold and safeguard the Accounts during the term of this Agreement and shall treat the Monies, and all rights related thereto, now or hereafter deposited in or credited to the Accounts as "financial assets" (as defined in Section 8-102(a)(9) of the Uniform Commercial Code) pledged by CE Generation and the Assignors to the Collateral Agent for the benefit of the Secured Parties, to be held by the Depositary Bank acting as a "securities intermediary" (as defined in the Uniform Commercial Code).

     (b) The Accounts and sub-Accounts established pursuant to Section 2.2 shall be in the name of the Collateral Agent for the benefit of the Secured

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Parties and shall be located in the State of New York. All Monies from time to time on deposit in or credited to each Account shall be (i) registered in the name of the Depositary Bank for the benefit of the Secured Parties, (ii) held in the custody of the Depositary Bank for the purposes and on the terms set forth in this Agreement and the other Financing Documents and (iii) endorsed to the Depositary Bank. All such Monies shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of CE Generation or any Assignor until applied as hereinafter provided. The Depositary Bank shall maintain the Accounts and all Monies on deposit therein or credited thereto in the State of New York.

     (c) Each of the Accounts shall at all times be in the exclusive possession of, and under the exclusive dominion and control of, the Depository Bank, acting at the direction of the Collateral Agent. CE Generation and each of the Assignors agree that their rights to Monies on deposit in or credited to the Accounts are subject to and controlled by the terms of this Agreement. In no case will any Monies deposited in or credited to any Account be registered in the name of CE Generation or any Assignor, be payable to the order of CE Generation or any Assignor or be specially endorsed to CE Generation or any Assignor, except to the extent the foregoing have been specially endorsed to the Depositary Bank or in blank.

     (d) The Depositary Bank hereby agrees that, notwithstanding any other provision herein or in any other Financing Document, it will comply only with "entitlement orders" (within the meaning of Section 8-102(a)(8) of the Uniform Commercial Code, including, without limitation, any notification to the Depositary Bank directing transfer or redemption of any securities or other financial assets in any Account) issued by the Collateral Agent and relating to any Account without the requirement of further consent by CE Generation, any Assignor or any other Person. The Depositary Bank hereby represents that it has not entered into, and hereby agrees that until the termination of each of the Financing Documents it will not enter into, any agreement with any other Person (other than CE Generation and the Assignors) (i) relating to the Accounts (or the Monies deposited therein or credited thereto) pursuant to which it has agreed to comply with entitlement orders made by such Person or (ii) that is inconsistent with the provisions of this Agree ment. The Depositary Bank hereby represents that it has not entered into any other agreement with CE Generation, any Assignor or the Collateral Agent purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders as set forth in this Section 2.1(d). The Depositary Bank hereby represents that it is a "securities intermediary" and each Account is a "securities account" as such terms are defined in the Uniform Commercial Code. The Depositary Bank hereby


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acknowledges that, as a result of Section 6.3 of this Agreement, the "securities intermediary's jurisdiction" of it with respect to the Accounts (and the Monies deposited therein or credited thereto) is the State of New York.

     SECTION 2.2 Establishment of Accounts and Sub-Accounts. The Depositary Bank hereby establishes the following accounts (the "Accounts") in the form of non-interest bearing accounts and sub-accounts thereof (and each such Account shall be a "securities account" as such term is defined in Section 8-501(a) of the Uniform Commercial Code), which shall be maintained at all times in accordance with Section 2.1 until the termination of this Agreement:

         (a) Revenue Account;

         (b) Debt Payment Account, including the DSR LOC Principal Sub-Account;

         (c) Debt Service Reserve Account;

         (d) Distribution Suspense Account;

         (e) Redemption Account; and

         (f) 9 7/8% Notes Account.

The Depositary Bank shall not change the name or account number of any of the foregoing Accounts without the prior written consent of the Collateral Agent. Certain sub-accounts within certain of the Accounts may be established and created from time to time in accordance with this Agreement.

     SECTION 2.3 Security Interest. (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each of CE Generation and each Assignor hereby pledges, assigns, hypothecates and transfers to the Collat eral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent a Lien on and security interest in and to, each Account and all Financial Assets from time to time credited thereto, including all Monies and all Permitted Investments at any time on deposit in or credited to any Account, including all income or gain earned thereon and any proceeds thereof.

         (b) The Depositary Bank hereby waives any right of set-off or recoupment, or security interest or Lien, that it may have or obtain with respect to or in or on the Accounts or any Monies deposited therein or credited thereto.

     SECTION 2.4 Termination. The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interests in the

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Accounts, are powers coupled with an interest and will not be affected by the bankruptcy of CE Generation or any Assignor or by the lapse of time. The obliga tions of the Depositary Bank hereunder shall continue in effect until the termination of the Intercreditor Agreement pursuant to Section 24 thereof.

                                   ARTICLE III
                                  THE ACCOUNTS

     SECTION 3.1 Revenue Account. (a) The following amounts shall be deposited into the Revenue Account directly, or if received by CE Generation or any Assignor, as soon as practicable upon receipt, in either case in accordance with this Section 3.1(a):

         (i) all Available Cash Flow (other than Available Cash Flow required to be deposited in the Redemption Account pursuant to Section 3.5(a)) received by the Assignors;

         (ii) all proceeds received by CE Genera tion in connection with a sale of all or any portion of its ownership interest in any Assignor (other than proceeds required to be deposited in the Redemption Account pursuant to
   Section 3.5(a));

         (iii) all proceeds received by the Assignors in connection with a sale of all or any portion of their respective ownership interests in the Project Companies or their right to receive Available Cash Flow (other than proceeds required to be deposited in the Redemption Account pursuant to Section 3.5(a));

         (iv) to the extent the Debt Service Reserve Account is fully funded or the Monies on deposit in or credited to such Account, together with any Debt Service Reserve Letter of Credit, equals the Debt Service Reserve Requirement, any income from the investment of Monies on deposit in or credited to any of the Accounts pursuant to Section 3.7; and

         (v) all other Monies required to be transferred to the Revenue Account from any other Account as contemplated under this Agreement or as provided in Section 7 of the Intercreditor Agreement.

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


If any of the foregoing amounts required to be deposited with the Depositary Bank in accordance with the terms of this Agreement are received by CE Generation, any Assignor or any Affiliate thereof, CE Generation or such Assignor shall or shall cause any such Affiliate to hold such payments in trust for the Collateral Agent and shall promptly remit such payments to the Depositary Bank for deposit in the Revenue Account in the form received (with any necessary endorsements).

         (b) In the event the Depositary Bank receives Monies without adequate instruction with respect to the source or proper Account in which such Monies are to be deposited, the Depositary Bank shall deposit such Monies into the Revenue Account and segregate such Monies from all other Monies on deposit in or credited to the Revenue Account and notify CE Generation and the Assignors of the receipt and source of such Monies. Upon receipt of written instructions from CE Generation, the Depositary Bank shall transfer such Monies from the Revenue Account to the Account specified in such instructions in accordance with the terms of this Agreement.

         (c) The Collateral Agent, CE Generation and each Assignor hereby irrevocably authorize the Depositary Bank to make withdrawals and transfers of Monies (via wire transfer or otherwise in the discretion of the Depositary
Bank), to the extent then on deposit in or credited to the Revenue Account, upon the delivery of an Officer's Certificate of CE Generation (a "Funds Transfer Certificate") to the Depositary Bank setting forth the Monies to be withdrawn from the Revenue Account and the Monies to be transferred pursuant to this clause (c) pursuant to the terms of this Agreement in the following order of priority:

         (i) FIRST: Transfer on each Funding Date from the Revenue Account to the Persons entitled to such pay ments an amount (as set forth in such Funds Transfer Certificate) equal to the sum of (A) all Operating and Administrative Costs of CE Generation, the Assignors and the Intermediate Holding Companies incurred on or prior to such Funding Date or reasonably expected to be incurred within the next thirty (30) days and (B) any taxes, assess ments and governmental charges or levies imposed on CE Generation, any Assignor or any Intermediate Holding Company on or prior to such Funding Date; provided that no Operating and Administrative Costs payable to an Affiliate of any of CE Generation, any Assignor or any Intermediate Holding Company shall be paid pursuant to this clause (i), other than Operating and Administrative Costs payable by such Affiliate to Persons other than any such

   Affiliate and that are incurred by such Affiliate on behalf of CE Generation, any Assignor or any Intermediate Holding Company; and provided, further that if Monies then on deposit in or credited to the Revenue Account are insufficient on such Funding Date to make the transfers specified in this clause (i), transfer of Monies shall be made ratably to the specified recipients in accordance with the respective amounts owed to such recipients;

         (ii) SECOND: After making each applicable transfer specified in clause
   (i) immediately above, transfer on each Funding Date from the Revenue Account to the Depositary Bank, the Collateral Agent, the Trustee and the Debt Service Reserve LOC Provider an amount (as set forth in such Funds Transfer Certificate) equal to all Administrative Costs due and payable to such parties on such Funding Date; provided that if Monies then on deposit in or credited to the Revenue Account are insufficient on such Funding Date to make the transfers specified in this clause (ii), transfer of Monies shall be made ratably to the specified recipients in accordance with the respective amounts owed to such recipients;

         (iii) THIRD: After making each applicable transfer specified in clauses (i) and (ii) immediately above, transfer on each Funding Date from the Revenue Account to the Debt Payment Account an amount (as set forth in such Funds Transfer Certificate) which, together with the Monies then on deposit therein or credited thereto, is equal to the sum of (A) all principal of and interest on the Securities and all other amounts payable under the Indenture due and payable on the next succeeding Payment Date, (B) all principal of and interest on any Debt Service Reserve Bonds due and payable on the next succeeding Payment Date, (C) all commit ment, letter of credit and fronting fees payable under the Debt Service Reserve LOC Reimbursement Agreement due and payable on the next succeeding Payment Date and (D) all interest on any Debt Service Reserve LOC Loans due and payable on the next succeeding Payment Date;

         (iv) FOURTH: After making each applicable transfer specified in clauses (i), (ii) and (iii) above, transfer on each Funding Date from the Revenue Account to the DSR LOC Principal Sub-Account an amount (as set forth in such Funds Transfer

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   Certificate) which, together with the Monies then on deposit therein or credited thereto, is equal to the sum of (A) all of the principal of any Debt Service Reserve LOC Loans due and payable on the next succeeding Payment Date, (B) any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or out-of-pocket expense which the Debt Service Reserve LOC Provider or any other financial institution providing a Debt Service Reserve LOC Loan incurs as a result of a prepayment of any Debt Service Reserve LOC Loan bearing interest at a London interbank offered rate on a date which is not the last day of the applicable interest period, to the extent that such loss, cost or expense is required to be paid to the Debt Service Reserve LOC Provider and any such other financial institution under the agreement evidencing such Debt Service Reserve LOC Loan on the next succeeding Payment Date, and (C) any amounts certified by the Debt Service Reserve LOC Provider or any other financial institution providing a Debt Service Reserve LOC Loan to be required to compensate such lender for amounts due under Sections 2.15, 2.16 and/or 2.17 of the Debt Service Reserve LOC Reimbursement Agreement on the next succeeding Payment Date (as in effect on the Closing Date, or any such corresponding section of any similar agreement refinancing or replacing such Debt Service Reserve LOC Reimbursement Agreement);

         (v) FIFTH: After making each applicable transfer specified in clauses
   (i), (ii), (iii) and (iv) immediately above, transfer on each Funding Date from the Revenue Account to the Debt Service Reserve Account an amount (as set forth in such Funds Transfer Certificate) which, together with the sum of
   (x) the Monies then on deposit therein or credited thereto and (y) the amount avail able for drawing under any Debt Service Reserve Letter of Credit, is equal to the then current Debt Service Reserve Requirement;

         (vi) SIXTH: After making each applicable withdrawal and transfer specified in clauses (i), (ii), (iii), (iv) and (v) above, transfer on each Funding Date from the Revenue Account to the Secured Parties an amount (as set forth in such Funds Transfer Certificate) equal to any indemnification expenses or other amounts heretofore not paid and required to be paid to any of the Secured Parties, to the extent due and payable on such Funding Date, including, without limitation, amounts due under Section 2.7(i) of the

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   Debt Service Reserve LOC Reimbursement Agreement (as in effect on the Closing
   Date, or any such corresponding section of any similar agree ment refinancing or replacing such Debt Service Reserve LOC Reimbursement Agreement);
   provided, however, that if Monies in the Revenue Account are insufficient on any date to make the payments specified in this clause (vi), distribution of Monies shall be made ratably to the specified recipients based on the respective amounts owed such recipients;

         (vii) SEVENTH: After making each applicable withdrawal and transfer specified in clauses (i), (ii), (iii), (iv), (v) and (vi) above, transfer on each Funding Date from the Revenue Account to the Persons entitled to such payments an amount (as set forth in such Funds Transfer Certificate) equal to all Operating and Administrative Costs of CE Generation, the Assignors and the Intermediate Holding Companies incurred on or prior to such Funding Date or reasonably expected to be incurred within the next thirty (30) days, other than Operating and Maintenance Costs paid pursuant to clause (i) above; provided that if Monies then on deposit in or credited to the Revenue Account are insufficient on such Funding Date to make the transfers specified in this clause (vii), transfer of Monies shall be made ratably to the specified recipients in accordance with the respective amounts owed to such recipients; and

         (viii) EIGHTH: After making each applicable withdrawal and transfer specified in clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, transfer on each Funding Date from the Revenue Account to the Distribution Suspense Account any amounts then remaining in the Revenue Account;

provided, however, that in the event the Securities are accelerated and no foreclosure occurs within one hundred eighty (180) days thereafter, then principal of the Debt Service Reserve LOC Loans shall be paid equally and ratably in priority THIRD in lieu of priority FOURTH above until such time as such foreclosure has occurred or such acceleration has been rescinded or otherwise remedied.

     SECTION 3.2 Debt Payment Account; DSR LOC Principal Sub- Account. (a) Monies on deposit in or credited to the Debt Payment Account shall be used to pay (i) principal of and interest on the Securities and all other amounts payable under the Indenture, (ii) principal of and interest on any Debt Service


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Reserve Bonds, (iii) commitment, letter of credit and fronting fees payable under the Debt Service Reserve LOC Reimbursement Agreement and (iv) interest on any Debt Service Reserve LOC Loans. On any Payment Date that any of the amounts described in the preceding sentence are due and payable (or if such day is not a Business Day, then on the next succeeding Business Day), the Depositary Bank shall remit Monies on deposit in or credited to the Debt Payment Account to the Persons entitled thereto for the payment of such amounts; provided that if Monies then on deposit in or credited to the Debt Payment Account are insufficient on such Payment Date to make the payments specified in this Section 3.2(a), distribution of Monies shall be made ratably to the specified recipients in accordance with the respective amounts owed to such recipients.

         (b) Monies on deposit in or credited to the DSR LOC Principal Sub-Account shall used to pay (i) principal of any Debt Service Reserve LOC Loans, (ii) any direct loss (but excluding any indirect, consequential or incidental loss or damage), cost or out-of-pocket expense which the Debt Service Reserve LOC Provider or any other financial institution providing a Debt Service Reserve LOC Loan incurs as a result of a prepayment of any Debt Service Reserve LOC Loan bearing interest at a London interbank offered rate on a date which is not the last day of the applicable interest period, to the extent that such loss, cost or expense is required to be paid to the Debt Service Reserve LOC Provider and any such other financial institution under the agreement evidencing such Debt Service Reserve LOC Loan, and (iii) any amounts certified by the Debt Service Reserve LOC Provider or any other financial institution providing a Debt Service Reserve LOC Loan to be required to compensate such lender for amounts due under Sections 2.15, 2.16 and/or 2.17 of the Debt Service Reserve LOC Reimbursement Agreement (as in effect on the Closing Date, or any such corresponding section of any similar agreement refinancing or replacing such Debt Service Reserve LOC Reimbursement Agree ment). On any Payment Date that any of the amounts described in the preceding sentence are due and payable (or if such day is not a Business Day, then on the next succeeding Business Day), the Depositary Bank shall remit Monies on deposit in or credited to the DSR LOC Principal Sub-Account to the Persons entitled thereto for the payment of such amounts; provided that if Monies then on deposit in or credited to the DSR LOC Principal Sub-Account are insufficient on such Payment Date to make the payments specified in this Section 3.2(b), distribution of Monies shall be made ratably to the specified recipients in accordance with the respective amounts owed to such recipients.

         (c) If on any Payment Date Monies on deposit in or credited to the Debt Payment Account exceed the amount required to be on deposit therein or

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

credited thereto after giving effect to the payments made on such Payment Date pursuant to clause (a) above, the Depositary Bank shall transfer such excess Monies from the Debt Payment Account to the Revenue Account on such Payment Date. If on any Payment Date Monies on deposit in or credited to the DSR LOC Principal Sub-Account exceed the amount required to be on deposit therein or credited thereto after giving effect to the payments made on such Payment Date pursuant to clause (b) above, the Depositary Bank shall transfer such excess Monies from the DSR LOC Principal Sub-Account to the Debt Payment Account on such Payment Date.

     SECTION 3.3 Debt Service Reserve Account. (a) On the Closing Date CE Generation will furnish to the Depositary Bank one or more of the following in the aggregate amount of the then current Debt Service Reserve Requirement: (i) one or more Debt Service Reserve Letters of Credit; and (ii) United States dollars in immediately available funds. Any Debt Service Reserve Letter of Credit will be issued pursuant to a Debt Service Reserve LOC Reimbursement Agreement. After the Closing Date the Debt Service Reserve Account may accumulate cash deposits from (i) net interest and other investment income earned on Monies deposited therein or credited thereto, (ii) transfers of Monies into the Debt Service Reserve Account made pursuant to Section 3.1(c)(v) and
(iii) direct cash deposits. Upon the making of deposits pursuant to clauses (ii) and (iii) of the preceding sentence, the amount outstanding under any Debt Service Reserve Letter of Credit shall, at the written election of CE Generation, be reduced by the excess of (x) the sum of Monies on deposit in or credited to the Debt Service Reserve Account and the amount available for drawing under any Debt Service Reserve Letter of Credit (before giving effect to such reduction) over (y) the then current Debt Service Reserve Requirement.

         (b) On each date on which the Depositary Bank is required to withdraw or transfer Monies from the Debt Payment Account to pay principal of, premium (if any) and interest on the Securities and any other amounts payable under the Indenture pursuant to Section 3.2(a), the Depositary Bank shall first withdraw or transfer for such purpose (and only for such purpose) Monies then on deposit in or credited to the Debt Payment Account. To the extent that Monies then on deposit in or credited to the Debt Payment Account are insufficient to fund such withdrawal and transfer, the Depositary Bank shall (i) transfer Monies on deposit in or credited to the Debt Service Reserve Account (if any) in an amount equal to such insufficiency to the Debt Payment Account and (ii) to the extent of any remaining insufficiency, deliver to any Debt Service Reserve LOC
Provider on such date (i) a draft on the Debt Service Reserve Letter of Credit issued by such Debt Service Reserve LOC Provider in an amount equal to the lesser of (A) the amount available to be

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drawn under such Debt Service Reserve Letter of Credit or (B) the amount of such remaining insufficiency and (ii) an appropriate certificate with respect thereto if required under such Debt Service Reserve Letter of Credit. The Depositary Bank shall deposit the Monies received from such Debt Service Reserve LOC Provider in the Debt Payment Account and use such Monies to pay principal of, premium (if any) and interest on the Securities and any other amounts due under the Indenture in accordance with Section 3.2(a).

         (c) A determination as to (i) the Monies on deposit in or credited to the Debt Service Reserve Account, (ii) the aggregate maximum amount at the time available to be drawn under any Debt Service Reserve Letter of Credit and (iii) the then current Debt Service Reserve Requirement shall be made by CE Generation on each Funding Date and immediately following any withdrawal or transfer of Monies from the Debt Service Reserve Account pursuant to clause (b) immediately above. As soon as practicable after making any such determination, CE Generation shall deliver to the Depositary Bank and the Collateral Agent an Officer's Certificate setting forth such determination. If such determination indicates that the Monies on deposit in or credited to the Debt Service Reserve Account, together with the amount available for drawing under any Debt Service Reserve Letter of Credit, at such time exceeds the then current Debt Service Reserve Requirement, the Depositary Bank shall transfer such excess Monies to the Revenue Account on such date.

         (d) Forty-five (45) days prior to the expiration of any Debt Service Reserve Letter of Credit, or promptly thereafter, provided that such Debt Service Reserve Letter of Credit has not been previously renewed, extended or replaced, the Depositary Bank shall deliver to the Debt Service Reserve LOC Provider providing such Debt Service Reserve Letter of Credit on such date (i) a draft on such Debt Service Reserve Letter of Credit in an amount equal to the lesser of (A) the maximum amount available to be drawn under the such Debt Service Reserve Letter of Credit or (B) an amount which, together with the Monies then on deposit in or credited to the Debt Service Reserve Account, equals the then current Debt Service Reserve Requirement, and (ii) an appropriate certificate with respect thereto if required by such Debt Service Reserve Letter of Credit. The Depositary Bank shall deposit the Monies received from the Debt Service Reserve LOC Provider providing such Debt Service Reserve Letter of Credit in payment of such draft in the Debt Service Reserve Account to be applied in accordance with this Section 3.3.

         (e) Forty-five (45) days after receipt of notice that the long- term debt of any Debt Service Reserve LOC Provider is rated less than "A" or better by S&P and "A2" or better by Moody's, or promptly thereafter, provided that the Debt Service Reserve Letter of Credit issued by such Debt Service Reserve LOC Provider has not been replaced with a Debt Service Reserve Letter of Credit issued by a new Debt Service Reserve LOC Provider, the Depositary Bank shall deliver to such Debt Service Reserve LOC Provider on such date (i) a draft on such Debt Service Reserve Letter of Credit in an amount equal to the lesser of
(A) the maximum amount available to be drawn under such Debt Service Reserve Letter of Credit or (B) an amount which, together with the Monies then on deposit in or credited to the Debt Service Reserve Account, equals the then current Debt Service Reserve Requirement, and (ii) an appropriate certificate with respect thereto if required by such Debt Service Reserve Letter of Credit. The Depositary Bank shall deposit the Monies received from such Debt Service Reserve LOC Provider in payment of such draft in the Debt Service Reserve Account to be applied in accordance with this Section 3.3.

         (f) Upon receipt of a notice from any Debt Service Reserve LOC Provider that the Debt Service Reserve Letter of Credit issued by such Debt Service Reserve LOC Provider will be terminated prior to its stated expiration date, if, thirty (30) Business Days prior to the termination date as provided in such notice of termination, such Debt Service Reserve Letter of Credit has not been replaced with a new Debt Service Reserve Letter of Credit, the Depositary Bank shall, prior to the termination date set forth in such notice, deliver to such Debt Service Reserve LOC Provider (i) a draft on such Debt Service Reserve Letter of Credit in an amount equal to the lesser of (A) the maximum amount available to be drawn under such Debt Service Reserve Letter of Credit or (B) an amount which, together with the Monies then on deposit in or credited to the Debt Service Reserve Account, equals the then current Debt Service Reserve Requirement, and (ii) an appropriate certificate with respect thereto if required by such Debt Service Reserve Letter of Credit. The Depositary Bank shall deposit the Monies received from such Debt Service Reserve LOC Provider in payment of such draft in the Debt Service Reserve Account to be applied in accordance with this Section 3.3.

         (g) Upon receipt of a written notice from the Debt Service Reserve LOC Provider that interest is due and payable, but unpaid, with respect to any outstanding Debt Service Reserve LOC Loans, the Depositary Bank shall deliver to the Debt Service Reserve LOC Provider on the date of such notice or as soon as practicable thereafter (i) a draft on the Debt Service Reserve LOC Provider in an amount equal to the amount of interest due and payable (which, together with all drawings under the Debt Service Reserve Letter of Credit in the then-current calendar year, shall not exceed $5,000,000 in the aggregate) and (ii) an appropriate certificate with respect thereto if required by the Debt Service Reserve Letter of Credit. The Depositary Bank shall apply monies received from the Debt Service Reserve LOC Provider in payment of such amount of interest due and payable.

         (h) The Collateral Agent and CE Generation hereby authorize the Depositary Bank to exchange or substitute a Debt Service Reserve Letter of Credit, as requested by CE Generation, so long as any exchanged or substituted Debt Service Reserve Letter of Credit has a term of at least the lesser of (i) three hundred sixty-four (364) days and (ii) the period remaining through the final maturity date of the Securities, and such exchange or substitution does not result in a reduction of the amount available for drawing under the Debt Service Reserve Letter of Credit being exchanged or substituted, except to the extent permitted under Section 3.3(a).

     SECTION 3.4 Distribution Suspense Account. (a) On any Funding Date on which all of the conditions set forth in clause (b) of this Section 3.4 (the "Distribution Conditions") are satisfied, upon delivery to the Trustee, the Collateral Agent and the Depositary Bank of an Officer's Certificate of CE Generation certifying as such, the Depositary Bank shall withdraw and transfer Monies then on deposit in or credited to the Distribution Suspense Account to such Persons as may be directed in writing by CE Generation, and the security interests created hereunder in such Monies shall be released. The Depositary Bank may conclusively rely on such Officer's Certificate certifying that all of the Distributions Conditions have been satisfied as of such Funding Date.

         (b) The Distribution Suspense Account will be funded from Monies transferred from the Revenue Account pursuant to Section 3.1(c)(viii). Distributions from the Distribution Suspense Account by CE Generation may be made only from and to the extent of Monies on deposit in or credited to the Distribution Suspense Account. Such Restricted Payments are subject to the prior satisfaction of the following Distribution Conditions:

            (i) (A) the Monies on deposit in or credited to the Debt Payment Account, prior to the making of any payments from the Debt Payment Account pursuant to Section 3.2(a) on the Funding Date on which a distribution from the Distribution Suspense Account is to be made, shall be greater than or equal to the amount of Monies required to be on deposit therein or credited thereto on such Funding Date under Section 3.1(c)(iii) and

   (iv), (B) the Monies on deposit in or credited to the Debt Service Reserve Account, together with the amount available for drawing under any Debt Service Reserve Letter of Credit, shall be greater than or equal to the amount of Monies required to be on deposit therein or credited thereto on such Funding Date under Section 3.1(c)(v) and (C) all transfers and payments required to be made pursuant to Section 3.1(c)(i), (ii), (vi) and (vii) shall have been satisfied in full;

            (ii) no Default or Event of Default shall have occurred and be continuing or shall result from the making of the distribution from the Distribution Suspense Account;

            (iii) the Debt Service Coverage Ratio for the preceding four (4) fiscal quarters ending on or prior to such Funding Date, measured as one (1) annual period, shall be greater than or equal to 1.5 to 1.0, as certified by an Authorized Officer of CE Generation; provided that, for periods prior to the first anniversary of the Closing Date, (x) the Debt Service Coverage Ratio shall be calculated and applied for purposes of this clause (iii) for each complete calendar quarter ending since the Closing Date and (y) the Projected Debt Service Coverage Ratio shall be calculated and applied for purposes of this clause (iii) for each remaining calendar quarter ending on or prior to such first anniversary;

            (iv) the Projected Debt Service Coverage Ratio for the succeeding four (4) fiscal quarters (including the quarter in which such distribution from the Distribution Suspense Account is to be made), measured as one (1) annual period, shall be greater than or equal to 1.5 to 1.0, as certified by an Authorized Officer of CE Generation; and

            (v) if a material default or an event of default shall have occurred and be continuing under any Project Financing Document for a Significant Project, the Loan Life Coverage Ratio shall, as certified by an Authorized Officer of CE Generation, be greater than or equal to 1.7 to 1.0.

     (c) If on any Payment Date the amount of Monies on deposit in or credited to the Revenue Account (after taking into account any interest or other investment income earned on Monies on deposit in or credited to the Revenue Account) is insufficient to make the withdrawals and transfers required to be made under clauses (i) through (vii) of Section 3.1(c), Monies then on deposit in or credited to the Distribution Suspense Account shall be transferred to the Revenue

Account in the amount of such insufficiency and applied in accordance with clauses (i) through (vii) of Section 3.1(c) prior to the making of any distribution from the Distribution Suspense Account pursuant to clauses (a) and
(b) immediately above.

     SECTION 3.5 Redemption Account. (a) CE Generation and the Assignors shall cause the following amounts to be deposited into the Redemption Account as soon as practicable upon receipt:

            (i) all Available Cash Flow in excess of $15,000,000 received by an Assignor from one or more distributions of Financing Pro ceeds by such Assignor's Project Company in connection with one or more Project Financings or Project Debt Refinancings with respect to such Assignor's Project Company;

            (ii) all Available Cash Flow in excess of $15,000,000 received by an Assignor from one or more distributions of Asset Sale Pro ceeds by such Assignor's Project Company in connection with one or more Asset Sales with respect to such Assignor's Project Company;

            (iii) all proceeds in excess of $15,000,000 received by CE Generation in connection with the sale of all or any portion of its owner ship interests in an Assignor (other than a Permitted Transfer);

            (iv) all proceeds in excess of $15,000,000 received by an Assignor in connection with the sale of all or any portion of (x) its owner ship interests in one or more Project Companies (other than a Permitted Transfer) or (y) its right to receive Available Cash Flow;

            (v) all Available Cash Flow in excess of $15,000,000 received by an Assignor from one or more distributions of Loss Proceeds by such Assignor's Project Company in connection with one or more Events of Loss with respect to such Project Company's Project;

            (vi) all Available Cash Flow in excess of $15,000,000 received by an Assignor from one or more distributions of Expropriation Proceeds by such Assignor's Project Company in connection with one or more Expropriation Events with respect to such Project Company's Project;

            (vii) all Available Cash Flow in excess of $15,000,000 received by an Assignor from one or more distributions of Buy-Out Proceeds by such Assignor's Project Company in connection with one or more Permitted Power Contract Buy-Outs with respect to such Project Company's Project; and

            (viii) all Available Cash Flow in excess of $15,000,000 received by an Assignor from one or more distributions of Title Proceeds by such Assignor's Project Company in connection with one or more Title Events with respect to such Project Company's Project.

If any of the foregoing amounts required to be deposited in the Redemption Account are received by CE Generation, any Assignor or any Affiliate thereof, CE Generation or such Assignor shall, or shall cause such Affiliate to, shall hold such payments in trust for the Collateral Agent and shall promptly remit such payments to the Depositary Bank for deposit in the Redemption Account in the form received, with any necessary endorsements, and shall promptly notify the Collateral Agent and Depositary Bank of any such deposits.

         (c) Upon the receipt of any of the Monies described in Section 3.5(a) which are required to be applied to a redemption of Securities pursuant to
Section 3.2 of the Indenture, the Depositary Bank shall so notify the Collateral Agent and the Trustee and shall separately segregate such Monies, and the Collateral Agent shall deliver to the Depositary Bank the Allocation Certificate delivered to the Collateral Agent by CE Generation in accordance with Section 3 of the Intercreditor Agreement. Upon receipt of such Allocation Certificate, the Depositary Bank shall withdraw, transfer or distribute such Monies as instructed by such Allocation Certificate.

         (d) The Depositary Bank shall transfer any Monies on deposit in or credited to the Redemption Account which are not required to be applied to a redemption of Securities in accordance with Section 3.2 of the Indenture to the Revenue Account for application in accordance with Section 3.1(c).

     SECTION 3.6 9 7/8% Notes Account. On the Closing Date CalEnergy shall deliver $4,235,000 from the net proceeds of the Initial Securities to the Depositary Bank, which shall be deposited in the 9 7/8% Notes Account. Until the repayment in full of the 9 7/8% Notes, Monies on deposit in or credited to the 9 7/8% Notes Account shall be applied solely for the payment of outstanding principal of and interest on the 9 7/8% Notes and related transaction costs. Upon delivery to the Depositary Bank of an Officer's Certificate of CE Generation or CalEnergy stating that an amount of principal of and interest on the 9 7/8% Notes is due and payable on a date (a "9 7/8% Notes Payment Date") not less than three (3) Business Days after the date of such Officer's Certificate, the Depositary Bank shall withdraw such amount of Monies from the 9 7/8% Notes Account on the 9 7/8% Notes Payment Date and transfer it to the Persons entitled thereto, as stated in such Officer's Certificate, for the payment of such principal and interest.
Upon the repayment in full of the 9 7/8% Notes, all Monies remaining on deposit in or credited to the 9 7/8% Notes Account shall be transferred to CalEnergy and all security interests therein shall be released.

     SECTION 3.7 Investment of Monies. Monies on deposit in or credited to any Account shall be invested and reinvested in Permitted Investments (a) if no Event of Default shall have occurred and be continuing, at the specific written direction (which may be in the form of a standing instruction) of an Authorized Officer of CE Generation and (b) if an Event of Default shall have occurred and be continuing, at the written direction of the Collateral Agent; provided, however, that (i) if an Event of Default shall not have occurred and be continuing and an Authorized Officer of CE Generation shall not have timely furnished such a written direction or (ii) if an Event of Default shall have occurred and be continuing and the Collateral Agent shall not have timely furnished such a written direction, the Depositary Bank shall invest such Monies only in Permitted Investments described in clause (i) of the definition of Permitted Investments with a maturity of thirty (30) days or less. Such investments shall mature in such amounts and have maturity dates, or be subject to redemption or capable of being sold or otherwise liquidated at the option of the holder thereof, on or prior to maturity as needed for the purposes described herein, but in no event shall such investments mature more than one (1) year after the date acquired. The Depositary Bank shall at any time and from time to time liquidate any or all of such investments prior to the maturity thereof as needed in order to effect the transfers and withdrawals contemplated by this Agreement in accordance with an Officer's Certificate of CE Generation; provided that, in the absence of timely receipt of such an Officer's Certificate, the Depositary Bank shall liquidate any or all of such investments as so needed. In the event any such invest ments are redeemed prior to the maturity thereof, the Depositary Bank shall not be liable for any loss or penalty relating thereto in the absence of its gross negligence or willful misconduct. Any income or gain realized from such investments shall be deposited (i) first, into the Debt Service Reserve Account until the Monies on deposit therein or credited thereto, together with the amount available for drawing under any Debt Service Reserve Letter of Credit, are equal to the then current Debt Service Reserve Requirement, and (ii) second, if the Monies on deposit in or credited to the Debt Service Reserve Account, together with the amount available for drawing under any Debt Service Reserve Letter of Credit, equal or exceed the then current Debt

Service Reserve Requirement, into the Revenue Account. Any loss shall be charged to the applicable Account. The Depositary Bank shall not be liable for any loss, fee, tax or other charge other than by reason of its gross negligence or willful misconduct. For purposes of any income tax payable on account of any income or gain on any investment in Permitted Investments, such income or gain shall be for the account of CE Generation or the applicable Assignor.

     SECTION 3.8 Disposition of Monies Upon Retirement of Securities and Additional Securities. (a) Upon the payment in full of the principal of, premium (if any) and interest on any series of Securities or any issuance of Additional Securities such that such series of Securities or issuance of Additional Securities is no longer outstanding, all Monies on deposit in or credited to the Debt Payment Account and the Debt Service Reserve Account allocated to such series of Securities or issuance of Additional Securities shall upon the written direction of CE Genera tion be transferred to the Revenue Account.

         (b) Upon termination of the Intercreditor Agreement and after payment in full of the principal of, premium (if any), interest on and all other amounts due in respect of all Secured Obligations and all other amounts required to be paid hereunder and under the other Financing Documents, all Monies remaining on deposit in or credited to any Account shall at the written direction of CE Genera tion be paid by the Depositary Bank to CE Generation.

     SECTION 3.9 Account Balance Statements. The Depositary Bank shall, on a monthly basis and at such other times as the Collateral Agent or CE Generation may from time to time reasonably request, provide to the Collateral Agent, the Trustee and CE Generation account balance statements in respect of each of the Accounts, all sub-accounts contained therein and all amounts segregated in the Accounts or such sub-accounts. Such balance statements shall also include deposits and transfers to, withdrawals from and the net investment income or gain received and collected for, each Account, sub-account and segregated amount.

     SECTION 3.10 Trigger Events. (a) On and after any date on which the Depositary Bank shall receive written notice from the Collateral Agent pursuant to Section 6(a) of the Intercreditor Agreement that a Trigger Event has occurred, the Depositary Bank shall thereafter accept all notices and instructions required to be given to the Depositary Bank pursuant to the terms of this Agreement only from the Collateral Agent and not from any other Person and the Depositary Bank shall not withdraw, transfer, pay or otherwise distribute any Monies on deposit in or credited to any of the Accounts except pursuant to such notices and instructions from the Collateral Agent.

         (b) On any Trigger Event Date, the Depositary Bank shall provide a statement of all Monies on deposit in or credited to the Accounts as of such Trigger Event Date to the Collateral Agent, the Trustee and CE Generation.

         (c) On and after any Trigger Event Date until the Depositary Bank has received notice from the Collateral Agent that the subject Trigger Event has been cured or waived in accordance with the Intercreditor Agreement, the Depositary Bank shall distribute all Monies then on deposit in or credited to any Account in accordance with the terms of this Agreement and the Intercreditor Agreement.

                                   ARTICLE IV

                                 DEPOSITARY BANK

     SECTION 4.1 Appointment of Depositary Bank; Powers and Immunities. (a) The Depositary Bank may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining hereto.

         (b) The Collateral Agent on behalf of the Secured Parties under the Intercreditor Agreement hereby appoints the Depositary Bank to act as depositary bank and "securities intermediary" hereunder, with such powers as are expressly delegated to the Depositary Bank by the terms of this Agreement. The Depositary Bank shall not have any duties or responsibilities except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Depositary Bank shall take all actions as the Collateral Agent shall direct it to perform in accordance with the express provisions of this Agreement or the Intercreditor Agreement or as the Collateral Agent may otherwise direct it to perform in accordance with the provisions of this Agreement or the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein (other than the provisions of Section 2.1(d)), the Depositary Bank shall not be required to take any action which is contrary to this Agreement, the Intercreditor Agreement or Applicable Law. Neither the Depositary Bank nor any of its Affiliates shall be responsible to any Secured Party for (a) any recitals, statements, representations or warranties made by CE Generation or any of the Assignors contained in this Agreement or any other Financing Document or in any certificate or other document referred to or provided for in, or received by any Secured Party under, this Agreement or any other

Financing Document, (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or (c) any failure by CE Generation or any Assignor to perform its obligations hereunder or thereunder. The Depositary Bank shall not be required to ascertain or inquire as to the performance by CE Generation or any Assignor of any of its obligations under this Agreement, any other Financing Document or any other document or agreement contemplated hereby or thereby. The Depositary Bank shall not (a) be required to initiate or conduct any litigation or collection proceeding hereunder or under any other Financing Document or (b) be responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct) or under any other Financing Document. Except as otherwise provided under this Agreement, the Depositary Bank shall take action under this Agreement only as it shall be directed in writing by the Collateral Agent. Whenever in the administration of this Agreement the Depositary Bank shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary Bank taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by an Officer's Certificate of CE Generation or the Collateral Agent, if appropriate. The Depositary Bank shall have the right at any time to seek instructions concerning the administration of this Agreement from the Collateral Agent or any court of competent jurisdic tion. The Depositary Bank shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

     SECTION 4.2 Reliance by Depositary Bank. The Depositary Bank shall be entitled to rely upon and shall not be bound to make any investigation into the facts or matters stated in any Officer's Certificate of CE Generation, Collateral Agent's certificate or any other certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice or statements of legal counsel, independent accountants and other experts selected by the Depositary Bank and shall have no liability for its actions taken thereupon, unless due to the Depositary Bank's willful misconduct or gross negligence. Without limiting the foregoing, the Depositary Bank shall be required to make payments to the Secured Parties only as set forth herein. The Depositary Bank shall be fully justified in failing or refusing to take any action under this Agreement or any other Financing Document (i) if such action would, in the reasonable opinion of the Depositary Bank, be contrary to Applicable Law or the terms of this Agreement or, subject to Section 2.1(d), any other Financing Document, (ii) if such action is not specifically provided for in this Agreement or any other Financing Document, it shall not have received any such advice or concurrence of the Collateral Agent as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Agreement or any other Financing Document (whether such action is or is intended to be an action of the Depositary Bank or the Collateral Agent), it shall not first be indemnified to its satisfaction by the Secured Parties (other than the Collateral Agent (in its individual capacity) or any other agent or trustee under any of the Financing Documents (in their respective individual capacities)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Depositary Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Financing Document in accordance with a request of the Collateral Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

     SECTION 4.3 Court Orders. The Depositary Bank is hereby authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any Monies, documents or things held by the Depositary Bank. The Depositary Bank shall not be liable to any of the parties hereto or any other Secured Party, their successors, heirs or personal representatives by reason of the Depositary Bank's compliance with such writs, orders, judgments or decrees, notwithstanding that any such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

     SECTION 4.4 Resignation or Removal. Subject to the appointment and acceptance of a successor Depositary Bank as provided below, the Depositary Bank may resign at any time by giving thirty (30) days' written notice thereof to the Collateral Agent and CE Generation; provided that in the event the Depositary Bank is also the Collateral Agent, it must also at the same time resign as Collateral Agent. The Depositary Bank may be removed at any time with cause by the Collateral Agent, and may be removed at any time with or without cause by the Majority Holders. CE Generation shall have the right to remove the Depositary Bank upon thirty (30) days' notice to the Secured Parties with or without cause, effective upon the appointment of a successor Depositary Bank under this Section 4.4 which is reasonably acceptable to the Collateral Agent. In the event the Depositary Bank shall decline to take any action without first receiving adequate indemnity from CE Generation, the Secured Parties or the Collateral Agent, as the case may be, and, having received an indemnity, shall continue to decline to take such action, the Collateral Agent shall be deemed to have sufficient cause to remove the Depositary Bank. Upon any such resignation or removal, the Collateral Agent shall have the right to appoint a successor Depositary Bank, which Depositary Bank shall be reasonably acceptable to CE Generation. If no successor Depositary Bank shall have been appointed by the Collateral Agent and shall have accepted such appointment within thirty (30) days after the retiring Depositary Bank's giving of notice of resignation or the removal of the retiring Depositary Bank, then
(i) the retiring Depositary Bank may petition a court of competent jurisdiction for the appointment of a successor Depositary Bank or (ii) the retiring Depositary Bank may appoint a successor Depositary Bank, which shall be a bank or trust company reasonably acceptable to the Collateral Agent and CE Generation. Upon the acceptance of any appointment as Depositary Bank hereunder by any successor Depositary Bank, (a) such successor Depositary Bank shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Depositary Bank, and the retiring Depositary Bank shall be discharged from any further duties and obliga tions hereunder and (b) the retiring Depositary Bank shall promptly transfer all Accounts within its possession or control to the possession or control of the successor Depositary Bank and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary Bank with respect to the Accounts to the successor Depositary Bank. After the retiring Depositary Bank's resignation or removal hereunder as Depositary Bank, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Depositary Bank.

                                    ARTICLE V

                         EXPENSES; INDEMNIFICATION; FEES

     SECTION 5.1 Expenses. CE Generation agrees to pay or reimburse all out-of-pocket expenses of the Depositary Bank (including reasonable fees and expenses for legal services) in respect of, or incident to, the execution, administration or enforcement of any of the provisions of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement. The obligations contained in this Section 5.1 shall survive the termination of this Agreement or the resignation or removal of the Depositary Bank in accordance with Section 4.4.

     SECTION 5.2 Indemnification. CE Generation agrees to indemnify the Depositary Bank in its capacity as such, and, in their respective capacities as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified Depositary Bank Party"), from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) arising out of or resulting from this Agreement (including, without limitation, performance under or enforcement of this Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary Bank Party's gross negligence or willful misconduct). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Depositary Bank in accordance with Section 4.4. This indemnity is extended in addition to, and not in derogation or limitation of, the provisions of Section 12(b) of the Intercreditor Agreement.

     SECTION 5.3 Fees. On the Closing Date CE Generation shall pay to the Depositary Bank a fee in an amount mutually agreed on by CE Generation and the Depositary Bank.

                                   ARTICLE VI
                                  MISCELLANEOUS

     SECTION 6.1 Amendments: Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by CE Generation or any Assignor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, the Depositary Bank, CE Generation and each Assignor. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

     SECTION 6.2 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given when delivered by hand, or five (5) days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one (1) Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified below its signature hereto or to such other address as may be designated by any party in a written notice to the other parties hereto.

     SECTION 6.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT MIGHT CAUSE THIS AGREEMENT TO BE GOVERNED BY OR CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION.

     SECTION 6.4 Headings. Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

     SECTION 6.5 No Third Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of CE Generation, the Assignors, CalEnergy, the Collateral Agent, the Depositary Bank and the other Secured Parties and their respective successors and assigns and no Person (other than the parties hereto and such other Secured Parties) shall have any rights hereunder.

     SECTION 6.6 No Waiver. No failure on the part of the Depositary Bank, the Collateral Agent or any other Secured Party or any of their nominees or representatives to exercise, no course of dealing with respect to and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Depositary Bank, the Collateral Agent or any other Secured Party or any of their nominees or representatives of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any other Financing Document.

     SECTION 6.7 Severability. If any provision of this Agreement or the application thereof shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such remaining provisions shall not be affected thereby and each such remaining provision shall be enforced to the greatest extent permitted by law.

     SECTION 6.8 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Depositary Bank, the Collateral Agent, CE Generation and the Assignors shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not; provided that neither CE Generation nor any Assignor may assign any of its rights or obligations hereunder.

     SECTION 6.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 6.10 Consequential Damages. In no event (other than with respect to its own gross negligence or willful misconduct) shall the Depositary Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary Bank has been advised of the likelihood of such loss or damage and regardless of the form of action.

     SECTION 6.11 Conflict with other Agreements. There are no other agreements entered into between the Depositary Bank and CE Generation or any of the Assignors with respect to the Accounts, except for the Intercreditor Agreement. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into with respect to the Accounts, the terms of this Agreement shall prevail.

     SECTION 6.12 Notice of Adverse Claims. Except for the claims and interests of the Collateral Agent and of CE Generation and the Assignors in the Accounts, the Depositary Bank does not know of any claim to, or interest in, the Accounts or any Monies deposited therein or credited thereto. If any person asserts any Lien, encumbrance or adverse claim against the Accounts or in any Monies deposited therein or credited thereto, the Depositary Bank will promptly notify the Collateral Agent and CE Generation thereof.

     SECTION 6.13 Waiver of Jury Trial. WITH REGARD TO THIS AGREEMENT, THE COLLATERAL AGENT, THE DEPOSITARY BANK, CE GENERATION AND EACH OF THE ASSIGNORS HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY.

     SECTION 6.14 Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement and the other Transaction Documents, the liability and obligation of CE Generation, the Assignors and CalEnergy to perform and observe and make good the obligations contained in this Agreement and the other Security Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or other wise obtained against any officer, director or shareholder or related Person of CE Generation, the Assignors or CalEnergy or any Secured Party, and the Depositary Bank and the Collateral Agent, for themselves and their respective successors and assigns, and on behalf of the Secured Parties, irrevocably waive any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any officer, director or shareholder or related Person of

CE Generation, the Assignors or CalEnergy under or by reason of or in connection with this Agreement and agrees to look solely to CE Generation and the Assignors and the security and Collateral held under or in connection with the Security Docu ments for the enforcement of such liability and obligation of CE Generation, the Assignors and CalEnergy; provided, however, that notwithstanding any other provision hereof, the Collateral Agent and the Depositary Bank each agree that its only remedy against CalEnergy hereunder shall be to proceed against the Monies on deposit in or credited to the 9 7/8% Notes Account and that there shall be no other recourse to CalEnergy, its shareholders, officers, directors or employees.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                               CE GENERATION, LLC

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131


                               MAGMA POWER COMPANY

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131


                               SALTON SEA POWER COMPANY

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131




Signature page to Depositary Agreement

                               FALCON SEABOARD RESOURCES, INC.

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131


                               FALCON SEABOARD POWER CORPORATION

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131


                               FALCON SEABOARD OIL COMPANY

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131



Signature page to Depositary Agreement

                               CALIFORNIA ENERGY DEVELOPMENT CORPORATION

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131


                               CE TEXAS ENERGY LLC

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131


                               CALENERGY COMPANY, INC.

                               By: /s/ Steven A. McArthur
                                   -------------------------------
                                   Name:  Steven A. McArthur
                                   Title: Executive Vice President

                               Address for Notices:
                               --------------------
                               302 South 36th Street
                               Suite 400
                               Omaha, Nebraska 68131


Signature page to Depositary Agreement

                               CHASE MANHATTAN BANK AND TRUST
                               COMPANY, NATIONAL ASSOCIATION,
                                   as Collateral Agent

                               By: /s/ Rose T. Maravilla
                                   -------------------------------
                                   Name:  R. T. Maravilla
                                   Title: Assistant Vice President

                               Address for Notices:
                               --------------------
                               101 California Street, #2725
                               San Francisco, California 94111


                               CHASE MANHATTAN BANK AND TRUST
                               COMPANY, NATIONAL ASSOCIATION,
                                   as Depositary Bank

                               By: /s/ Rose T. Maravilla
                                   -------------------------------
                                   Name:  R. T. Maravilla
                                   Title: Assistant Vice President

                               Address for Notices:
                               --------------------
                               101 California Street, #2725
                               San Francisco, California 94111



Signature page to Depositary Agreement